Exhibit 99.1

FOR IMMEDIATE RELEASE
MAY 26, 2005

GENEREX BIOTECHNOLOGY GRANTED ADDITIONAL
TIME TO COMPLY WITH NASDAQ LISTING
REQUIREMENT

TORONTO, Canada – May 26, 2005 – Generex Biotechnology Corporation (NasdaqSC: GNBT), a leader in the area of buccal drug delivery, announced today that it has been advised by the Nasdaq Stock Market that the Company has received an extension to regain compliance with the Nasdaq SmallCap Market’s minimum bid price rule, which is required for continued listing on Nasdaq.

The extension, which was granted on May 25, 2005 in accordance with Marketplace Rule 4310(c)(8)(D), is for a period of 180 calendar days until November 21, 2005. Nasdaq indicated in a written notification that Generex’s common stock must trade with a closing bid price of $1.00 for 10 consecutive business days prior to this date for Generex to regain compliance as set forth under Marketplace Rule 4310 (c)(4). Generex did meet all initial inclusion requirements for the SmallCap Market set forth in the Rule (except for bid price) on May 23, 2005.

Generex first received notice from Nasdaq of its noncompliance with Rule 4310(c)(4) on November 24, 2004 and was granted an initial 180 calendar day period, or until May 23, 2005, to regain compliance.

If you would like to be added to Generex’s investor email lists please contact Zack Noory with Investor Relations International at znoory@irintl.com.

About Generex

Generex is engaged in the research and development of drug delivery systems and technologies. Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs). The Company’s proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company’s proprietary RapidMist™ device. The Company’s flagship product, oral insulin (Oral-lyn™), is in late stage clinical trials around the world.

Safe Harbor Statement: This release and oral statements made from time to time by Generex representatives concerning the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These

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statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward- looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

For further information: AT INVESTOR RELATIONS INTL:
Zack Noory Vice President & Account Group Manager Ph: 818-382-9718 znoory@irintl.com

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